UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date Of Report (Date Of Earliest Event Reported): May 23, 2014

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-49629

Delaware	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of Principal Executive Offices, Including Zip Code)
949-399-4500
(Registrant’s Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Information
As first disclosed by the Registrant in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") on August 14, 2013 and subsequently updated through periodic filings made with the SEC thereafter, on June 6, 2013, Iroquois Master Fund Ltd ("Iroquois") filed suit against the Registrant in the United States District Court for the Southern District of New York (the "Lawsuit"). In the Lawsuit, Iroquois asserted that the registered direct offering the Registrant completed on May 16, 2013 (the "May 2013 Offering") immediately triggered the full-ratchet anti dilution reset provision contained in its October 2006 Warrant contract and, as a result, the exercise price of its October 2006 Warrant should have been adjusted to $0.932 per share and the number of shares underlying its October 2006 Warrant proportionately increased. The Registrant disputed Iroquois' assertions. The Registrant's position was that (i) the anti-dilution provisions contained in the October 2006 Warrant were not triggered until August 2, 2013, the date that the holder of the warrant issued in the May 2013 Offering (the "May 2013 Warrant") exercised the conditional "Exchange Feature" contained in the May 2013 Warrant, and that (ii) it had correctly reset the exercise price of the October 2006 Warrant on August 2, 2013 to $1.5142 and also appropriately increased the number of shares underlying the October 2006 Warrant on August 2, 2013.
Iroquois asked the Court to award it either (i) monetary damages (which Iroquois estimated to be approximately $4.1 million as of November 4, 2013) or (ii) in the alternative, specific performance in the form of the Registrant’s delivery of a combination of cash, common stock and/or warrants. Iroquois also sought interest at 9% per annum on any monetary award and recovery of its attorney’s fees if successful.
A bench trial was held on May 20 and 21, 2014. Although the Court has not yet issued a final judgment, on May 23, 2014 the Court issued its findings of fact and conclusions of law. The Court concluded that a reset did occur on May 16, 2013, but rejected Iroquois’s position with respect to the appropriate reset price. The Court concluded that the exercise price of the October 2006 Warrant should have been reset to $1.4284 on May 16, 2013, and reset again to $1.2488 on August 2, 2013, the date the holder of the May 2013 Warrant exercised the Exchange Feature contained in the May 2013 Warrant.
The Court denied Iroquois’ request for specific performance damages since the October 2006 Warrant expired on April 27, 2014 but did grant Iroquois’ request for monetary damages, prejudgment interest and attorney’s fees, subject to further computation and review of those amounts. Although the exact amount of monetary damages remains subject to future rulings and the final judgment of the Court, and is therefore not known as of the date of this Current Report, the Registrant believes the monetary damages could be approximately $1.0 million, before interest and attorney’s fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

May 27, 2014	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel